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                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF WESTERN GAS RESOURCES, INC.


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NAME OF SUBSIDIARY                                RELATIONSHIP
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
1)  MIGC, Inc.                                    Wholly-owned subsidiary of Western Gas Resources, Inc.

2)  MGTC, Inc.                                    Wholly-owned subsidiary of MIGC, Inc.

3)  Western Gas Resources - Texas, Inc.           Wholly-owned subsidiary of Western Gas Resources, Inc.

4)  Western Gas Resources Storage, Inc.           Wholly-owned subsidiary of Western Gas Resources, Inc.

5)  Western Gas Resources - Oklahoma, Inc.        Wholly-owned subsidiary of Western Gas Resources, Inc.

6)  Mountain Gas Resources, Inc.                  Wholly-owned subsidiary of Western Gas Resources, Inc.

7)  Western Power Services, Inc.                  Wholly-owned subsidiary of Western Gas Resources, Inc.

8)  Pinnacle Gas Treating, Inc.                   Wholly-owned subsidiary of Western Gas Resources, Inc.

9)  WGR Canada, Inc.                              Wholly-owned subsidiary of Western Gas Resources, Inc.

10) Lance Oil & Gas Company, Inc.                 Wholly-owned subsidiary of Western Gas Resources, Inc.

11) Mountain Gas Transportation, Inc.             Wholly-owned subsidiary of Mountain Gas Resources, Inc.

12) Western Gas Wyoming, L.L.C.                   Wholly-owned subsidiary of Western Gas Resources, Inc.

13) Green River Gathering Company                 A joint venture between Western Gas Resources, Inc.
                                                  and Mountain Gas Resources, Inc.

14) Westana Gathering Company                     A general partnership with Western Gas Resources, Inc.,
                                                  as general partner
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